Exhibit 10.18
CONSIGNMENT AGREEMENT
     THIS AGREEMENT is made and entered into on this, November 28, 2004 by and between THE FASHION HOUSE, INC., a corporation organized and existing pursuant to the laws of the State of Delaware having its principal place of business at 6310 San Vicente Boulevard, Los Angeles, CA 90048 (hereinafter referred to as “Consignee”) and ITOCHU INTERNATIONAL INC., a corporation organized and existing pursuant to the laws of the State of New York, having its principal place of business at 335 Madison Avenue, New York, New York 10017 (hereinafter referred to as “Consignor”).
WITNESSETH:
     WHEREAS, Consignor purchases, sells, imports and markets footwear (referred to hereinafter as the “Goods”);
     WHEREAS, Consignee wishes to obtain delivery and purchase certain quantities of Goods from Consignor from time to time on a consignment basis and Consignor is willing to deliver and sell Goods to Consignee on that basis; and
     WHEREAS, Consignee maintains a facility for the storage and use of products such as Goods at the locations set forth on Appendix A (the “Facility”), attached hereto.
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants, conditions and stipulations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
1. SALE OF GOODS ON CONSIGNMENT
     1.1 Consignor shall cause to be delivered to Consignee’s Facility such quantities of Goods as are reflected and set forth on Consignee’s purchase order (a “Purchase Order”) submitted from time to time to Consignor pursuant to this Consignment Agreement. Each such Purchase Order shall (a) describe Consignor as the Seller/Consignor, (b) specifically reference this Consignment Agreement and (c) shall set forth no terms which in any manner add to, revise or conflict with the terms hereof, except as may be previously agreed to between Consignor and Consignee. Upon receipt of Consignee’s Purchase Order, Consignor shall issue to Consignee a confirmation of sale (the “Sales Confirmation”) which shall set forth certain specific terms of sale, including the purchase price of Goods covered by Consignee’s Purchase Order. All delivery and sale of Goods shall be on a consignment basis, in accordance with the provisions hereof. In the event of a conflict between the terms of a Purchase Order and this Agreement, the provisions of this Agreement shall govern. In the event of a conflict between the terms of a Purchase Order and a Sales Confirmation, the provisions of the Sales Confirmation shall govern.
     1.2 Consignee shall receive and accept all Goods delivered to the Facility and shall inspect same immediately upon such delivery. Consignee agrees to accept Bill of Lading as indication of quantity received and as acceptance of Goods, unless Consignor advises by phone or by e-mail immediately of any dispute and issues a written receipt otherwise within 2 days stating any such discrepancy with the quantity and quality of the Goods received.
     1.3 Consignee shall store all Goods in the Facility in such a manner as to protect them from damage and/or deterioration. Consignee shall store the Goods in areas of the Facility segregated from all other goods and property located at the Facility (the “Segregated Area”) and shall clearly identify them as the property of Consignor by conspicuous sign or placard. Such identification and marking shall include, without limitation, marking one or more units of Goods in each lot thereof. To the extent practicable, the Segregated Area shall be separated from the rest of the Facility.
     1.4 For the purposes of this article, Consignee hereby represents and warrants that the Facility designated herein is appropriate for and conducive to the storage of goods such as Goods and will permit the storage thereof free from hazards and damage of any nature whatsoever. It is understood that Consignor shall have the right to inspect the Facility during business hours with reasonable prior notice. If, for whatever reason, either Consignor or Consignee believes or has reason to believe that the Facility is no longer appropriate for the proper storage of Goods, the parties shall, by mutual agreement, locate another facility suitable for the storage of Goods. It shall be the responsibility of Consignee, however, to maintain the Facility throughout the term of this Agreement in such manner so as to remain suitable for the storage of Goods, including maintenance of the insurance coverage described in Article 3.2 herein.
2. TITLE TO GOODS
     Consignor shall cause the Goods to be delivered, and Consignee agrees to accept possession thereof, only on a consignment basis. Title to Goods shall remain in Consignor until Goods are purchased by Consignee as provided herein, at which time title shall pass to Consignee, in accordance with Article 4 hereof. Consignee shall at no time be deemed a purchaser or owner of Goods or to have any interest therein, equitable or otherwise, until Consignee purchases them in accordance with Article 4.
3. LOSS OR DAMAGE TO GOODS
     3.1 Notwithstanding the fact that Consignee shall not take title to Goods upon delivery, Consignee shall be responsible and reimburse Consignor for all loss, costs and expenses incurred by it as a result of any damage to or destruction (in whole or in part) of Goods at the Facility or delivered to Consignee at the relevant port. The foregoing liability shall further apply to any loss or expense incurred by reason of the levy or attachment of the Goods by any judicial process or lien thereon or security interest therein while in Consignee’s possession, except where such levy or attachment is due to the acts of Consignor or its creditors. In this connection, until and unless it purchases Goods in accordance with the terms of this Agreement, Consignee shall not pledge any Goods as security nor permit any attachment thereof or levy against same by its creditors nor represent at any time to any third party that it is the true or beneficial owner of the Goods.
     3.2 Consignee shall arrange and maintain, at its expense, all-risk insurance for the Goods while in its possession, with loss payable to Consignee and/or Consignor as their respective interests may appear, in an amount not less than $1,000,000.00 and with such insurer as Consignor may deem reasonable and appropriate. Said insurance shall provide for a minimum ten (10) days’ prior written notice to Consignor of cancellation thereof and Consignee shall deliver to Consignor a copy of the relevant policy promptly upon execution of this Agreement.
4. SALE AND PURCHASE OF GOODS
     4.1 From time to time during the term of this Agreement, Consignee shall purchase Goods consigned hereunder for use in its operations. Consignee shall to do so within sixty (60) days after the date Goods are delivered by Consignor to the Facility. Purchase of Goods shall occur upon sale and such sale to Consignee shall be effective as of the date of removal. Notwithstanding the foregoing, Consignee may purchase Goods pursuant to this Agreement only so long as Consignor is satisfied in all respects, in its sole discretion, with the creditworthiness of Consignee. At no time shall the invoice value of Goods ordered by Consignee, when such value is added to the invoice value of Goods delivered to but not yet purchased by Consignee in accordance with the terms hereof, exceed $500,000.00.
     4.2 All Goods remaining unsold at the Facility on or after Sixty (60) days after delivery thereof shall be deemed to be purchased by Consignee.
     4.3 In the event Consignee’s customer is factor approved by Consignor, Consignee shall buy Goods from ITOCHU in an amount equal to wholesale plus four percent (4%) and then sell said Goods back to ITOCHU in the amount of the wholesale price plus two and a half percent (2.5%). ITOCHU shall then have the right to sell such Goods directly to customer. Consignee shall sell Goods directly to all customers that are not factor approved by Consignor.
     4.4 All purchases of Goods pursuant to this Article 4 shall occur at the prices and subject to such other terms and conditions as are set forth herein, set forth on Annex 1 attached hereto and incorporated herein, set forth in the Sales Confirmation or otherwise agreed to in writing between Consignor and Consignee.
     4.5 On the 15th and 30th of each month, Consignee shall deliver (by fax copy or electronic mail) to Consignor a written report setting forth with respect to the period covered (a) the volume of Goods delivered to Consignee at the Facility; (b) the volume of goods withdrawn from the Segregated Area and (c) any adjustments to the inventory of Goods maintained by Consignee as a result of loss of or damage to Goods.
     4.6 All goods which are withdrawn by Consignee from the Segregated Area for use in

Consignee’s operations shall be removed on a first in, first out basis, measured from the date of Consignee’s receipt of Goods.

5. PAYMENT FOR GOODS
     5.1 Promptly upon receipt by Consignor of a report of sale or consumption of the goods, prepared by Consignee, Consignor shall deliver to Consignee an invoice for the purchase of Goods reflected in such report. Consignee agrees to pay by wire remittance to Consignor the amount shown on such invoice, without set-off or deduction, within Fifteen (15) days from the date of Consignor’s invoice.
     5.2 In addition to the foregoing, Consignor may deliver to Consignee at any time invoices for the purchase of Goods, which have remained in Consignee’s possession for at least Sixty (60) days following delivery of such Goods to the Facility. Consignee shall pay in full all such invoices on or before the due date stated thereon.
6. GRANT OF PURCHASE MONEY SECURITY INTEREST
     6.1 Consignee shall cooperate with and assist Consignor in connection with establishing and maintaining Consignors (a) title to Goods, which have not been purchased by Consignee and (b) priority of ownership interest in and to such Goods as against claims of secured and unsecured creditors of Consignee. In particular, Consignee shall be obligated to execute all UCC financing statements and assist in the filing thereof whereby Consignor files its notice of such consignment interest. Consignee further shall assist Consignor in fulfilling any and all notice requirements for the purpose of maintaining its priority ownership interest in and to the consigned Goods.
     6.2 Without derogating from Consignor’s rights as owner of the Goods consigned hereunder, and without affecting the parties’ intentions that the consignment hereunder is to be deemed and construed as a true consignment of the Goods to Consignee by Consignor, Consignee hereby grants to Consignor as security for the payment by Consignee of the purchase price of the Goods purchased hereunder, as and when due, a purchase money security interest in all of Consignee’s right, title and interest in and to the Goods to be purchased by Consignee and all documents of title covering such Goods.
7. RECORDS
     Consignee shall keep a true record of all Goods in its possession under consignment and shall give representatives of Consignor access to such records during business hours. Consignee shall permit such representatives, during business hours, to make inventories of Goods in the possession of Consignee.
8. LIENS, ENCUMBRANCES AND INDEMNITY
     Consignee shall maintain the Goods free and clear of and from all liens and encumbrances of any nature whatsoever. Consignee shall indemnify and hold harmless Consignor from and against any loss or damage caused by acts of Consignee, whether or not authorized by this Agreement, which result in any such liens or encumbrances being placed upon any Goods consigned hereunder, including all costs, fees and expenses incurred by Consignor in commencing or participating in such proceedings as are necessary for Consignor to defend its ownership interest in the Goods.
9. NO AUTHORITY TO ACT FOR CONSIGNOR
     Consignee shall conduct all of its business relating to the processing of Goods in Consignee’s name and at Consignee’s cost and expense, and nothing herein contained shall authorize or empower Consignee to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf or in the name of Consignor, or to bind Consignor in any manner, or to make any representation, warranty, or commitment on behalf of Consignor, this Agreement being limited solely to the consignment of the Goods herein specified.
10. TERM
     This Agreement shall remain in force and effect until either party gives the other party Sixty (60) days’ written notice of its intention to terminate this Agreement. If such notice of termination is given by Consignor, Consignee may continue during said 60-day period to purchase, in accordance with the terms of this Agreement, the consigned Goods in its possession, provided that Consignee shall not then be in default under this Agreement and that its credit standing shall be satisfactory in all respects to Consignor. Upon the expiration of such 60 days, this Agreement shall terminate. Notwithstanding the foregoing, Consignor may terminate this Agreement without prior notice to Consignee in the event that Consignee violates any term of or is in default of any obligation under this Agreement, and Consignor shall thereupon have the right to remove all consigned Goods from the Facility. Upon such termination of this Agreement for cause by Consignor, Consignee shall at its own expense return all consigned Goods to Consignor or to Consignor’s nominee in accordance with Consignor’s instructions, and shall forthwith pay Consignor for all consigned Goods not so returned, at the prices set forth in the invoice pertaining to such Goods. Upon termination of this Agreement by Consignee, Consignee shall be obligated to return all Goods to Consignor, at Consignee’s expense, and pay to Consignor, in accordance with Consignor’s invoice therefor, all costs associated with and incurred by Consignor for customized packaging of Goods. Notwithstanding termination of this Agreement by Consignor or Consignee, the terms and conditions of this Agreement shall continue to apply to all Goods theretofore consigned to Consignee pursuant hereto until all the obligations of Consignee to Consignor hereunder have been satisfied in full.
11. RETURN OF THE GOODS
     Consigned Goods shall at all times be subject to the direction and control of Consignor, and upon demand by Consignor for the return of any Goods delivered under this Agreement and not theretofore purchased by Consignee, Consignee shall promptly return such goods in accordance with Consignor’s reasonable instructions. Consignee may, in addition, with the prior written consent of Consignor, return any Goods not considered saleable. The expense of the return of any Goods pursuant to this article or pursuant to Article 10 of this Agreement shall be borne by Consignor, except where indicated otherwise. Any Goods which are received by Consignee at the Facility in visibly defective condition may be returned to Consignor, provided that Consignor is given not less than ten (10) days’ written notice prior to return of the shipment.

12. WARRANTY
     Consignor hereby warrants and represents that Goods consigned to Consignee pursuant to this Agreement shall, at the time of delivery to Consignee at the Facility, conform to the specifications therefor. ITS EXPRESSLY UNDERSTOOD AND AGREED THAT THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND APPLICABLE TO GOODS SOLD HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

13.	CONSIGNOR’S RIGHTS IN THE EVENT OF CONSIGNEE’S INSOLVENCY OR FAILURE TO PAY
     If Consignee shall become insolvent or admit in writing its inability to pay its debts as they mature; or if Consignee applies for, or consents to, or acquiesces in the appointment of a trustee or receiver for itself or any of its properties or assets; or, in the absence of any such action, if a trustee or receiver is appointed for Consignee or for a substantial part of its properties or assets and is not discharged within thirty (30) days; or if any bankruptcy, reorganization, debt arrangement or any other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Consignee, and, if instituted against Consignee, is consented to or acquiesced in by Consignee, or remains undismissed for thirty (30) days; or if Consignee fails to make payment when due of any sum owing to Consignor pursuant to this Agreement; then and in any such event, Consignor may direct Consignee to cease any further purchase of Goods, and Consignor may, without further notice to Consignee, remove any or all Goods from the Facility and all other locations of Consignee, and Consignee shall forthwith pay Consignor in full for any Goods not so removed.
14. ASSURANCE OF TITLE
     14.1 Consignee agrees to execute all appropriate documents reasonably required by Consignor to properly evidence that Consignor is the legal owner of the Goods consigned to Consignee and such other documents as may be required by Consignor. Among other things, prior to the initial shipment of Goods to Consignee hereunder, or at such time thereafter as Consignor may deem appropriate, Consignee shall sign and return to Consignor such financing statements under the Uniform Commercial Code (the “UCC”) as Consignor shall require.
     14.2 Consignee warrants and represents that the names and addresses of all creditors of Consignee holding security interests under the UCC in inventory and materials of Consignee as of the date hereof are completely and accurately listed on Appendix B, attached hereto. Consignee hereby authorizes Consignor to notify any secured creditor of Consignee of Consignor’s intention to ship the Goods to Consignee on consignment. Consignee shall execute, acknowledge and deliver such further agreements and instruments and do all other acts and things as Consignor shall deem necessary in its absolute discretion to preserve and protect Consignor’s right, title and interest in the consigned Goods. Consignor is hereby authorized to execute and file financing statements without Consignee’s signature in any jurisdiction in which such procedure is authorized.
15. MISCELLANEOUS PROVISIONS
     15.1 Expenses
          Except as otherwise provided for therein, each party will bear its own expenses in connection with the accounting, legal and professional services required by or incident to this Agreement; provided, however, that in the event of default in payment by Consignee of any sum due Consignor, Consignee shall be liable for reasonable attorney’s fees and disbursements incurred by Consignor in enforcing its rights. Except as may be specifically provided for elsewhere in this Agreement, Consignee shall be responsible for and shall bear any and all costs of transportation, storage, handling, maintenance, insurance, taxes (including, but not limited to, property taxes) and assessments and any other expenses incurred in connection with the Goods after tender of delivery to Consignee by Consignor.
     15.2 Governing Law
          This Agreement and all of the transactions contemplated herein shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of New York, not including its choice of laws rules.
     15.3 Entire Agreement
          This Agreement, the Purchase Orders and Sales Confirmations constitute the entire agreement between the parties relating to the purchase and sale by consignment of Goods hereunder. In the event of any inconsistency between the terms of this Agreement, and the terms of a Purchase Order, the terms of this Agreement shall prevail.
     15.4 Amendments and Modifications
          This Agreement shall not be modified, amended or changed in any respect except in writing duly signed by an authorized officer of each of the parties hereto.
     15.5 Assignment
          Consignee may not assign any of its rights or obligations under this Agreement without the prior written consent of Consignor.
     15.6 Captions
          The captions in this Agreement are solely for the purpose of reference and shall not in any manner alter or vary the interpretation or construction of this Agreement.

     15.7 Successors, Etc.
          This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Consignee:

THE FASHION HOUSE, INC.

By:
Name:
Title:

Consignor:

ITOCHU INTERNATIONAL INC.

By:
Name:
Title:

APPENDIX A
Address of Consignee’s Facility for Storage and use of Goods

APPENDIX B
Creditors of Consignee Claiming a Security Interest in Inventory and Materials of Consignee